Exhibit 5.1

Scage Future 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009 Cayman Islands	D	+852 3656 6054 / +852 3656 6010
	E	nathan.powell@ogier.com / rachel.huang@ogier.com

Reference: NMP/RYH/507008.00001

17 October 2024

Dear Sirs

Scage Future (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in relation to the Company’s registration statement filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), on Form F-4, such registration statement including all amendments or supplements to such form filed with the Commission (the Registration Statement). The Registration Statement relates to the transactions contemplated in the business combination agreement dated 21 August 2023 (the Agreement), as amended by First Amendment to the Agreement dated as of 18 June 2024 (as it may be further amended from time to time, the Merger Agreement) by and among the Company, Finnovate Acquisition Corp. (the SPAC), Scage International Limited (the Target), Hero 1 and Hero 2, pursuant to which the Company will issue the following securities as will be determined in accordance with the Merger Agreement:

(a)	up to 74,893,932 ordinary shares with US$0.0001 par value each of the Company (each an Ordinary Share) represented by American depositary shares of the Company, each representing one Ordinary Share (each an ADS), to (i) the existing securities holders of the SPAC (collectively, the SPAC Shares) and (ii) the existing shareholders of the Target (the Merger Consideration Shares) as set out in the Registration Statement and in accordance with the terms of the Merger Agreement; and

(b)	21,737,500 of warrants to purchase 21,737,500 Ordinary Shares represented by ADS to the existing warrant holders of the SPAC upon conversion of their Finnovate Warrant (as defined in the Merger Agreement) which have substantially the same terms and conditions as set forth in the Finnovate Warrant (the Assumed Warrants).

The SPAC Shares, the Merger Consideration Shares and the Ordinary Shares represented by ADS underlying the Assumed Warrants (the Warrant Shares) are collectively referred to as the Offering Shares.

This opinion letter is given in accordance with the terms of the legal matters section of the Registration Statement.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Yuki Yan** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Registration Statement. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Statutory Books, the Good Standing Certificate and the Director’s Certificate (each as defined below) is accurate and complete as at the date of this opinion;

(e)	the CORIS Search (as defined below) which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered;

(f)	all copies of the Registration Statement and the Transaction Documents are true and correct copies and the Registration Statement and the Transaction Documents conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement or the Transaction Documents has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolutions (as defined below) remain in full force and effect and have not been amended, varied or revoked in any respect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving, among other things, the Merger Agreement and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Merger Agreement which has not been properly disclosed in the Board Resolutions;

(h)	the Shareholder Resolutions (as defined below) remain in full force and effect and have not been amended, varied or revoked in any respect;

(i)	each of the parties to the Registration Statement and the Transaction Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws;

(j)	each of the Registration Statement and the Transaction Documents has been (and in the case of the Assumption Agreement, will be) authorised and duly executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands);

(k)	each of the Registration Statement and the Transaction Documents has been (and in the case of the Assumption Agreement, will be) duly executed and unconditionally delivered by the Company in the manner authorised in the Board Resolutions and the Shareholder Resolutions;

(l)	each of the Registration Statement and the Transaction Documents is (and in the case of the Assumption Agreement, will be) legal, valid and binding and enforceable against all relevant parties in accordance with its terms under relevant law (other than, in the case of the Company, the laws of the Cayman Islands);

(m)	none of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(i)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(ii)	neither the execution or delivery of the Registration Statement or the Transaction Documents nor the exercise by any party to the Registration Statement or the Transaction Documents of its rights or the performance of its obligations under them contravene those laws or public policies;

(n)	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement and the Transaction Documents or the transactions contemplated by it or restrict the powers and authority of the Company in any way;

(o)	no monies paid to or for the account of any party under the Registration Statement and the Transaction Documents represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (as revised) and the Terrorism Act (as revised), respectively);

(p)	the issue of any Offering Shares pursuant to the Registration Statement and the Transaction Documents, at the time of issuance, whether as principal issue or on the conversion, exchange or exercise of any Offering Shares or Assumed Warrants, would not result in the Company exceeding its authorised share capital; and upon the issue of any Offering Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof and that such issuance will be duly registered, and will continue to be registered, in the Company’s register of members;

(q)	there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company;

(r)	the certificates for the Offering Shares will conform to the specimen as set out thereof and upon issuance will have been duly countersigned by the transfer agent and duly registered by the registrar for the Offering Shares, or, if uncertificated, valid book-entry notations for the issuance of the Offering Shares in uncertificated form will have been duly made in the share register of the Company;

(s)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Offering Shares;

(t)	at the time of the issuance of any Offering Shares or the exercise of the Assumed Warrants in accordance with its terms:

(i)	the Company will not have been struck off or placed in liquidation; and

(ii)	the issue price for each share issued will not be less than the par value of such share;

(u)	neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver or restructuring officer has been appointed over any of the Company’s property or assets; and

(v)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 2 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing in the Cayman Islands and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar of Companies).

Corporate status

(b)	The Company has all requisite powers under the Memorandum and Articles and the Amended MAA, which will be effective upon Closing (as defined in the Agreement) to authorise and issue the Ordinary Shares as contemplated by the Registration Statement and the Agreement.

Corporate authorisation

(c)	The Company has taken all requisite corporate actions to authorise the issuance of Offering Shares as contemplated by the Registration Statement and the Merger Agreement.

Authorised share capital

(d)	Based solely on our review of the Memorandum and Articles, the authorised share capital of the Company is USD50,000 divided into 500,000,000 ordinary shares of par value USD0.0001 each.

Validity of issuance of the Offering Shares

(e)	The SPAC Shares and Merger Consideration Shares to be offered and issued by the Company as contemplated by the Registration Statement and the Merger Agreement have been duly authorised for issue and when:

(i)	issued by the Company against payment in full of the consideration thereof (being no less than its aggregate par value) in accordance with the terms set out in the Registration Statement, the Transaction Documents (as applicable), the Board Resolutions, the Shareholder Resolutions and the Company’s then effective memorandum and articles association; and

(ii)	such issuance of the SPAC Shares and Merger Consideration Shares has been duly registered in the Company’s register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

(f)	The Warrant Shares which are to be issued pursuant to the Assumed Warrants, in each case when the Assumed Warrants are exercisable under the terms of the Assumed Warrants and the Warrant Agreement (as defined below), have been duly authorised for issue and, when:

(i)	issued by the Company upon due exercise of the Assumed Warrants in accordance with the terms of the Assumed Warrants and the Warrant Agreement, the Board Resolutions, the Shareholder Resolutions and the Company’s then effective memorandum and articles association; and

(ii)	such issuance of Warrant Shares have been duly registered in the Company’s register of members as fully paid shares,

will be, subject to payment of the exercise price therefor under the terms of the Assumed Warrants (which price shall not be below the par value of such Warrant Shares), validly issued, fully paid and non-assessable.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the documents examined to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents examined (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents examined by us will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles of Association (as defined below)) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Who can rely on this opinion

6.1	This opinion may be used only in connection with the offering of the Offering Shares while the Registration Statement is effective. With the exception of your professional advisers (acting only in that capacity) pursuant to the Registration Statement, it may not be relied upon by any person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

6.2	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm in the Registration Statement under the heading “Enforceability of Civil Liabilities” and “Legal Matters”.

Yours faithfully

/s/ Ogier

Ogier

SCHEDULE 1

List of Documents Examined

1	The certificate of incorporation of the Company dated 14 July 2023 issued by the Registrar of Companies.

2	The memorandum and articles of association of the Company dated 14 July 2023 (the Memorandum and Articles).

3	The draft form of the amended and restated memorandum and articles of association of the Company appended to the Registration Statement to be adopted by the Company with effect from the Closing Date (as defined in the Merger Agreement) (the Amended MAA).

4	The certificate of good standing dated 3 October 2024 issued by the Registrar of Companies in respect of the Company (the Good Standing Certificate).

5	A copy of each of the written resolutions of the sole director of the Company dated 21 August 2023, 18 June 2024 and 7 August 2024 (collectively, the Board Resolutions).

6	A copy of the written resolutions of the sole shareholder of the Company dated 7 August 2024 (the Shareholder Resolutions).

7	The register of members of the Company dated 31 July 2023 (the Register of Members).

8	The register of directors and officers of the Company dated 31 July 2023 (the Register of Directors, and together with the Register of Members, the Statutory Books).

9	A certificate from a director of the Company dated 17 October 2024 as to certain matters of fact (the Director’s Certificate).

10	The Registration Statement.

11	The Merger Agreement.

12	The warrant agreement dated 8 November 2021 between the SPAC and Continental Stock Transfer & Trust Company as referred within the Registration Statement (the Initial Warrant Agreement).

13	A form of assignment, assumption and amendment to the Initial Warrant Agreement to be entered into by and among the SPAC, the Company and Continental Stock Transfer & Trust Company as referred within the Registration Statement (the Assumption Agreement, together with the Initial Warrant Agreement, the Warrant Agreement).

Items 11-13 are collectively referred to as the Transaction Documents.

14	The Register of Writs maintained by the office of the Clerk of Courts in the Cayman Islands as inspected by us on 17 October 2024.

15	Results of the search conducted online through the CORIS (Cayman Online Registry Information System) as maintained by the Ministry of Financial Services of Cayman Islands Government in respect of the Company dated 17 October 2024 (the CORIS Search).

SCHEDULE 2

Qualifications

Good standing

1	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Register of members

3	Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

Non-assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Offering Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Offering Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

5	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Register of Writs

6	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

a.	any current or pending litigation in the Cayman Islands against the Company; or

b.	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.